Exhibit 10.9

January 26, 2011

Rushmore Shipping LLC

RE:

Bareboat Charter Party dated as of January 24, 2007 (as amended and supplemented, the “Charter”) among Rushmore Shipping LLC as Owner (the “Owner”), Beekman Shipping Corp. as Charterer (the “Charterer”), and the Guarantors named therein in respect of the Panamanian registered and Philippines bareboat registered LAGUNA BELLE

Reference is hereby made to (i) the Charter,  (ii) the Letter Agreement dated as of September 30, 2010 (the “Forbearance Letter”) whereby the Owner agreed subject to the conditions therein to forbear from exercising any of the rights or remedies arising from the Specified Events of Default as provided therein, (iii) the Letter Agreement dated as of November 12, 2010 (the “First Forbearance Extension Letter”) whereby you agreed subject to the conditions therein to a Forbearance Extension Period ending as of January 13, 2011, and (iv) the Letter Agreement dated as of December 23, 2010 (the “Second Forbearance Extension Letter”, and, together with the Forbearance Letter and the First Forbearance Extension Letter, the “Forbearance Letters”).  Capitalized terms defined in the Charter or the Forbearance Letters and not otherwise defined herein are used herein as therein defined, as applicable.

We hereby request that you waive each of the Specified Events of Default as defined in the Forbearance Letters, and the rights and remedies of the Owners arising therefrom.

Such agreement to waive the Specified Events of Default is conditioned upon and subject to (i) TBS International plc and/or their applicable subsidiaries and affiliates having entered into amendments or other modifications on or before January 31, 2011 in respect of each of  the Bank of America Credit Facility, the RBS Credit Facility, the AIG Credit Facility, the Berenberg Credit Facility, the Commerzbank Credit Facility and the Credit Suisse Credit Facility in form and substance acceptable to the Owner, (ii) the payment by the Charterer of postponed hire payments in the amount of $613,393.31 on or before December 13, 2013, and (iii) the payment by the Charterer of the amounts set forth in the fee letter dated January 26, 2011 from the Owner to the Charterer.

Subject to the conditions precedent stated in the preceding paragraph and subject to the other terms and conditions set forth above, by counter-signing this letter the Owner agrees to waive each of the Specified Events of Default with effect from the date hereof.

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Very truly yours,

TBS INTERNATIONAL, PLC

By:	/s/ Christophil B. Costas
Name: Christophil B. Costas
Title: Attorney-in-fact

We acknowledge receipt of the foregoing and agreed to waive each of the Specified Events of Default with effect from the date hereof.

RUSHMORE SHIPPING LLC

By:	/s/ Jane Freeberg Sarma
Name: Jane Freeberg Sarma
Title: Attorney-in-fact